Exhibit 99.1

Contact: Marie Castro (858) 842-3399

News Release

REMEC, Inc. Announces Management Transitions

SAN DIEGO, CA – September 30, 2005 – REMEC, Inc. (NASDAQ: REMC) today announced the departures of Thomas H. Waechter, President and CEO, and Winston E. Hickman, Executive Vice President and CFO, reflecting the successful completion of the Company’s strategy to divest its various business units with the sale of selected assets and liabilities of its Wireless Systems business to Powerwave Technologies, Inc. on September 2, 2005.

Andre R. Horn, Chairman of REMEC’s Board of Directors, stated, “On behalf of the Board, I would like to express our appreciation to Tom and Winston for their tireless efforts to to deliver the best value to REMEC’s shareholders. The Board has appointed Donald J. Wilkins, REMEC’s General Counsel, as President and David F. Wilkinson, REMEC’s Director of Tax, as CFO. Richard A. Sackett, REMEC’s Assistant General Counsel, has been appointed as General Counsel and Secretary.”

About REMEC, Inc.

REMEC is located at 3790 Via de la Valle, Del Mar, CA 92014. For more information, visit the company’s website at www.remec.com or call (858) 842-3000.

Forward-Looking Statements

Statements in this press release that are not historical are forward-looking statements, which involve known and unknown risks and uncertainties. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including, risks relating to resolution of residual liabilities and obligations, operating costs and other risks and uncertainties that are detailed from time to time in our filings with the Securities and Exchange Commission.

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